Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD FIRST QUARTER 2022 RESULTS

HOME CLOSINGS REVENUE OF $363.1 MILLION, UP 68.0%
RECORD INCOME BEFORE INCOME TAXES OF $82.6 MILLION, UP 134.3%
HOME BUILDING GROSS MARGIN UP 240 BPS TO 27.8%
LOTS OWNED AND CONTROLLED UP 42.5%

PLANO, Texas, May 3, 2022 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) today reported record results for its first quarter ended March 31, 2022.

“Thanks to a great team effort, we achieved an annualized Q1 2022 return on equity of 28.8%, with diluted EPS at $1.20 per share which was up 135% from Q1 2021. Even better, we expect home closings revenue and EPS to accelerate into Q2 2022,” said Jim Brickman, CEO and Co-Founder.

Results for the Quarter Ended March 31, 2022:

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2022	2021	Change
New homes delivered	658	516	27.5%

Total revenues	$393,616	$234,479	67.9%
Total cost of revenues	285,260	175,490	62.6%
Total gross profit	$108,356	$58,989	83.7%
Income before income taxes	$82,633	$35,262	134.3%
Net income attributable to Green Brick Partners, Inc.	$61,577	$25,969	137.1%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.20	$0.51	135.3%

Residential units revenue	$364,661	$217,236	67.9%
Average sales price of homes delivered	$551.8	$418.9	31.7%
Homebuilding gross margin percentage	27.8%	25.4%	240 bps
Selling, general and administrative expenses as a percentage of residential units revenue	9.4%	13.6%	-420 bps

Backlog	$866,621	$995,743	-13.0%
Lots owned and controlled	26,992	18,939	42.5%
Homes under construction	2,516	2,303	9.2%

“Our gross margin reached 27.8% this quarter, up 240 basis points from the prior year and up 160 basis points sequentially from the fourth quarter, as Green Brick has achieved pricing power in our dynamic core markets of Dallas-Ft. Worth and Atlanta,” said Rick Costello, CFO. “In order to capitalize on rising prices and demand, we have paced sales with price increases in excess of rising input costs. When we combine this gross margin performance with a 420 basis point improvement in SG&A leverage, our bottom line results are flourishing. We believe our focus on price over pace will sustain our industry-leading margins and strong financial performance through the remainder of 2022.”

Mr. Brickman continued saying, “Seeing a disconnect between managements’ positive view of the business and our strong operating results versus the contrasting sentiment of some investors and analysts, the Company purchased 1.2 million of its shares during the quarter at an average price of $21.63 for a total investment of $25.8 million. In April 2022, the company purchased an additional 1.2 million shares at an average price of $19.72, bringing total shares repurchased to a total of 2.4 million shares which is 4.8% of shares outstanding as of the beginning of the year. These purchases have combined to fully utilize the $50 million amount previously authorized. In our April 27th Board meeting, the board authorized the purchase of up to $100 million of additional shares. Despite repurchasing shares, our debt to total capital was only 28.8% at the end of Q1.”

The new stock repurchase program authorizes the Company to purchase, from time to time, up to $100 million of our outstanding common stock through open market repurchases in compliance with Rule 10b-18 under the Exchange Act and/or in privately negotiated transactions at management’s discretion based on market and business conditions, applicable legal requirements and other factors. Shares repurchased will be retired. The new plan has no time deadline and will continue until otherwise modified or terminated by the Company’s board at any time in its sole discretion.

Earnings Conference Call:
We will host our earnings conference call to discuss our first quarter ended March 31, 2022 at 12:00 p.m. Eastern Time on Wednesday, May 4, 2022. The call can be accessed by dialing 877-407-0890 for domestic participants or 201-389-0918 for international participants and should reference meeting number 13729082. Participants may also join the call via webcast at:
https://www.webcast-eqs.com/greenbrick20220504/en

The webcast replay will be available from the Company’s website at greenbrickpartners.com/reporting/ through May 31, 2022. A replay of the call will be available from approximately 3:00 p.m. Eastern Time on May 4th, 2021 through 11:59 p.m. Eastern Time on May 31st, 2022. To access the replay, the domestic dial-in number is 877-660-6853, the international dial-in number is 201-612-7415 and the conference ID code is 13729082.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2022	2021
Residential units revenue	$364,661	$217,236
Land and lots revenue	28,955	17,243
Total revenues	393,616	234,479
Cost of residential units	263,430	162,072
Cost of land and lots	21,830	13,418
Total cost of revenues	285,260	175,490
Total gross profit	108,356	58,989
Selling, general and administrative expenses	(34,265)	(29,488)
Equity in income of unconsolidated entities	5,687	3,891
Other income, net	2,855	1,870
Income before income taxes	82,633	35,262
Income tax expense	18,437	7,501
Net income	64,196	27,761
Less: Net income attributable to noncontrolling interests	2,619	1,792
Net income attributable to Green Brick Partners, Inc.	$61,577	$25,969

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.20	$0.51
Diluted	$1.20	$0.51
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	50,586	50,633
Diluted	50,924	50,993

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2022	December 31, 2021
ASSETS
Cash and cash equivalents	$66,083	$78,696
Restricted cash	14,152	14,858
Receivables	7,050	6,871
Inventory	1,327,509	1,203,743
Investments in unconsolidated entities	58,127	55,616
Right-of-use assets - operating leases	4,215	4,596
Property and equipment, net	2,617	2,812
Earnest money deposits	24,744	26,008
Deferred income tax assets, net	15,741	15,741
Intangible assets, net	516	537
Goodwill	680	680
Other assets	7,223	11,709
Total assets	$1,528,657	$1,421,867
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$56,899	$45,682
Accrued expenses	89,558	61,351
Customer and builder deposits	63,618	64,610
Lease liabilities - operating leases	4,415	4,745
Borrowings on lines of credit, net	19,421	(738)
Senior unsecured notes, net	335,538	335,446
Notes payable	14,668	210
Total liabilities	584,117	511,306
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	22,179	21,867
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of March 31, 2022 and December 31 2021, respectively	47,696	47,696
Common stock, $0.01 par value: 100,000,000 shares authorized; 51,245,206 and 51,151,911 issued and 49,660,230 and 50,759,972 outstanding as of March 31, 2022 and December 31, 2021, respectively	512	512
Treasury stock, at cost, 1,584,976 and 391,939 shares as of March 31, 2022 and December 31, 2021, respectively	(28,968)	(3,167)
Additional paid-in capital	292,155	289,641
Retained earnings	600,788	539,866
Total Green Brick Partners, Inc. stockholders’ equity	912,183	874,548
Noncontrolling interests	10,178	14,146
Total equity	922,361	888,694
Total liabilities and equity	$1,528,657	$1,421,867

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended March 31,
	2022	2021	Change	%
Home closings revenue	$363,063	$216,134	$146,929	68.0%
Mechanic’s lien contracts revenue	1,598	1,102	496	45.0%
Residential units revenue	$364,661	$217,236	$147,425	67.9%
New homes delivered	658	516	142	27.5%
Average sales price of homes delivered	$551.8	$418.9	$132.9	31.7%

Land and Lots Revenue (dollars in thousands)	Three Months Ended March 31,
	2022	2021	Change	%
Lots revenue	$1,955	$8,443	$(6,488)	(76.8)%
Land revenue	27,000	8,800	18,200	206.8%
Land and lots revenue	$28,955	$17,243	$11,712	67.9%
Lots closed	33	79	(46)	(58.2)%
Average sales price of lots closed	$59.2	$106.9	$(47.7)	(44.6)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended March 31,
	2022	2021	Change	%
Net new home orders	601	1,082	(481)	(44.5)%
Cancellation rate	8.0%	6.0%	2.0%	33.3%
Absorption rate per average active selling community per quarter	8.0	11.3	(3.3)	(29.2)%
Average active selling communities	75	96	(21)	(21.9)%
Active selling communities at end of period	76	90	(14)	(15.6)%
Backlog	$866,621	$995,743	$(129,122)	(13.0)%
Backlog (units)	1,423	2,029	(606)	(29.9)%
Average sales price of backlog	$609.0	$490.8	$118.2	24.1%

	March 31, 2022	December 31, 2021
Lots owned (1)
Central	19,552	17,767
Southeast	2,417	2,472
Total lots owned	21,969	20,239
Lots controlled (1)
Central	3,864	7,321
Southeast	1,159	1,061
Total lots controlled	5,023	8,382
Total lots owned and controlled (1)	26,992	28,621
Percentage of lots owned	81.4%	70.7%

(1)Excludes lots with homes under construction.

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

The following table presents additional information on the lots we owned as of March 31, 2022 and December 31, 2021.

	March 31, 2022	December 31, 2021
Total lots owned	21,969	20,239
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	768	3,826
Lots under option through unconsolidated development joint ventures	1,762	1,816
Total lots self-developed	24,499	25,881
Self-developed lots as a percentage of total lots owned and controlled	90.8%	90.4%

Non-GAAP Financial Measures

In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three months ended March 31, 2022 and 2021 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended March 31,
	2022	2021
Residential units revenue	$364,661	$217,236
Less: Mechanic’s lien contracts revenue	(1,598)	(1,102)
Home closings revenue	$363,063	$216,134
Homebuilding gross margin	$100,973	$54,904
Homebuilding gross margin percentage	27.8%	25.4%

Homebuilding gross margin	100,973	54,904
Add back: Capitalized interest charged to cost of revenues	2,861	1,813
Adjusted homebuilding gross margin	$103,834	$56,717
Adjusted homebuilding gross margin percentage	28.6%	26.2%

The following table presents the pre-tax income for the three months ended March 31, 2022 and 2021, which represents net income attributable to Green Brick for the period excluding the provision for income taxes attributable to Green Brick, and reconciles these amounts to net income attributable to Green Brick, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended March 31,
	2022	2021
Net income attributable to Green Brick Partners, Inc.	$61,577	$25,969
Income tax expense attributable to Green Brick Partners, Inc.	18,435	7,500
Pre-tax income attributable to Green Brick Partners, Inc.	$80,012	$33,469

About Green Brick Partners, Inc.
Green Brick Partners, Inc. is a diversified homebuilding and land development company operating through eight homebuilder brands in major markets in Texas, the Southeast and Colorado. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado, and retains interests in related financial services platforms, including Green Brick Title, Green Brick Mortgage, and BHome Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/homebuilders.

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Forward-looking statements in this press release and in our earnings call include statements regarding (i) our expectation that our ability to increase price over pace will sustain our industry-leading margins and strong financial performance through the remainder of 2022; (ii) our belief that our land position and backlog will position us to grow our business in 2022 and beyond, (iii) our intent to increase the number of spec homes in our portfolio and the impact of that strategy on our ability to capture the most current price increases and to maximize profitability, (iv) impact of increased demand and inflation for labor and the raw materials, products and appliances for new homes on our costs, markets and delivery time of our home, (v) our strategy for growth, the drivers and acceleration of that growth, and the impact on our results during 2022, and (vi) our ability to capitalize on market opportunities and the impact on our results. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) changes in macroeconomic conditions, including increasing interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) a shortage of labor; (5) an inability to acquire land in our current and new markets at anticipated prices or difficulty in obtaining land-use entitlements; (6) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (7) a failure to recruit, retain or develop highly skilled and competent employees; (8) government regulation risks; (9) a lack of availability or volatility of mortgage financing or a rise in interest rates; (10) severe weather events or natural disasters; (11) difficulty in obtaining sufficient capital to fund our growth; (12) our ability to meet our debt service obligations; (13) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets; (14) changes in accounting standards that adversely affect our reported earnings or financial condition. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact: Richard A. Costello
Chief Financial Officer
(469) 573-6755